Exhibit 99.2

L BRANDS REPORTS OCTOBER 2014 SALES AND REITERATES PREVIOUSLY RAISED THIRD QUARTER EARNINGS GUIDANCE

- REPORTS SALE OF REMAINING INTEREST IN THIRD-PARTY APPAREL SOURCING BUSINESS -

Columbus, Ohio (Nov. 6, 2014) - L Brands, Inc. (NYSE: LB) reported net sales of $700.0 million for the four weeks ended Nov. 1, 2014, an increase of 3 percent, compared to net sales of $680.5 million for the four weeks ended Nov. 2, 2013. Comparable store sales increased 3 percent for the four weeks ended Nov. 1, 2014.

The company reported net sales of $2.319 billion for the 13 weeks ended Nov. 1, 2014, an increase of 7 percent compared to net sales of $2.171 billion for the 13 weeks ended Nov. 2, 2013. Comparable store sales increased 5 percent for the 13 weeks ended Nov. 1, 2014.

The company reported net sales of $7.385 billion for the 39 weeks ended Nov. 1, 2014, an increase of 6 percent compared to net sales of $6.955 billion for the 39 weeks ended Nov. 2, 2013. Comparable store sales increased 3 percent for the 39 weeks ended Nov. 1, 2014.

As previously announced, the company now expects third quarter earnings per share between $0.38 and $0.40, versus its previous guidance of $0.26 to $0.31 and last year’s result of $0.31. The company will provide fourth quarter earnings guidance when it reports third quarter earnings after the close of the market on Nov. 19. The company will conduct its third quarter earnings call at 9 a.m. ET on Nov. 20.

Additionally, the company and certain of its affiliates have entered into an agreement to sell all of its remaining interest in MGF Sourcing Holdings to Sycamore Partners for $85 million, subject to customary terms and conditions.  The sale is expected to close in the first quarter of 2015. MGF Sourcing Holdings owns and operates the third-party sourcing business in which the company sold a majority interest in October of 2011.

To hear further commentary provided on L Brands’ prerecorded October sales message, call 1-866-639-7583, or log onto www.LB.com for an audio replay.

ABOUT L BRANDS:
L Brands, through Victoria’s Secret, PINK, Bath & Body Works, La Senza and Henri Bendel, is an international company. The company operates 2,971 company-owned specialty stores in the United States, Canada and the United Kingdom, and its brands are sold in about 600 additional franchised locations worldwide. The company’s products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com, www.HenriBendel.com and www.LaSenza.com.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
L Brands, Inc. cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the October sales call involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the October sales call:

•
general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the seasonality of our business;

•	the dependence on a high volume of mall traffic and the availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand into global markets and related risks;

•	our relationships with independent licensees and franchisees;

•	our direct channel businesses;

•	our failure to protect our reputation and our brand images;

•	our failure to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry generally and the segments in which we operate particularly;

•	consumer acceptance of our products and our ability to keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

•	political instability;

•	duties, taxes and other charges;

•	legal and regulatory matters;

•	volatility in currency exchange rates;

•	local business practices and political issues;

•	potential delays or disruptions in shipping and transportation and related pricing impacts;

•	disruption due to labor disputes; and

•	changing expectations regarding product safety due to new legislation;

•	fluctuations in foreign currency exchange rates;

•	stock price volatility;

•	our failure to maintain our credit rating;

•	our ability to service or refinance our debt;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified employees and manage labor-related costs;

•	the inability of our manufacturers to deliver products in a timely manner and meet quality standards;

•	fluctuations in product input costs;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	our ability to implement and maintain information technology systems and to protect associated data;

•	our failure to maintain the security of customer, associate, supplier or company information;

•	our failure to comply with regulatory requirements;

•	tax matters; and

•	legal and compliance matters.
We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the October sales call to reflect circumstances existing after the date of this report or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our 2013 Annual Report on Form 10-K.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

For further information, please contact:

Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@lb.com	communications@lb.com

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS
October 2014

Comparable Store Sales Increase (Decrease):

	October 2014	October 2013	Third Quarter 2014	Third Quarter 2013	Year-to-Date 2014	Year-to-Date 2013

Victoria's Secret[1]	0%	10%	3%	4%	3%	2%
Bath & Body Works[1]	5%	4%	7%	2%	4%	3%
L Brands	3%	8%	5%	3%	3%	3%
Victoria's Secret Direct Sales	(7%)	(7%)	2%	(1%)	0%	(4%)

1 - Results include company-owned stores in the United States and Canada.

Total Sales (Millions):

	Third Quarter 2014	Third Quarter 2013	Year-to-Date 2014	Year-to-Date 2013

Victoria's Secret Stores[1]	$1,177.6	$1,104.1	$3,785.9	$3,570.4
Victoria's Secret Direct	274.7	268.9	1,015.4	1,011.6
Total Victoria's Secret	$1,452.3	$1,373.0	$4,801.3	$4,582.0

Bath & Body Works[1]	$602.7	$558.0	$1,771.1	$1,686.5
Bath & Body Works Direct	56.7	48.7	174.5	149.0
Total Bath & Body Works	$659.4	$606.7	$1,945.6	$1,835.5

VS & BBW International[2]	$80.0	$59.8	$230.4	$146.5
Other	$127.2	$131.6	$408.1	$391.0
L Brands	$2,318.9	$2,171.1	$7,385.4	$6,955.0

1 - Results include company-owned stores in the United States and Canada.
2 - Results include retail sales from company-owned stores outside of the United States and Canada, royalties associated with franchised stores and wholesale sales.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

Total Company-Owned Stores:

	Stores			Stores
	Operating			Operating
	at 2/1/14	Opened	Closed	at 11/1/14

Victoria's Secret U.S.	977	9	(4)	982
PINK U.S.	83	32	(1)	114
Victoria's Secret Canada	24	6	—	30
PINK Canada	10	—	—	10
Total Victoria's Secret	1,094	47	(5)	1,136

Bath & Body Works U.S.	1,559	13	(11)	1,561
Bath & Body Works Canada	79	10	(1)	88
Total Bath & Body Works	1,638	23	(12)	1,649

Victoria's Secret U.K.	5	4	—	9
Henri Bendel	29	—	—	29
La Senza Canada	157	—	(9)	148
Total L Brands Stores	2,923	74	(26)	2,971

Total Franchise Stores:

	Stores			Stores
	Operating			Operating
	at 2/1/14	Opened	Closed	at 11/1/14

Victoria's Secret Beauty & Accessories	198	54	(7)	245
VS International (Full Assortment)	4	4	—	8
BBW International	55	13	(1)	67
La Senza International	331	3	(66)	268
Total Franchise Stores	588	74	(74)	588

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com